UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 11, 2010

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 11, 2010, the Company granted approximately 700,000 restricted stock unit (“RSU”) awards to key employees to help ensure retention.

Additionally, on February 11, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Extreme Networks, Inc. (the “Company”) approved awards of a total of 741,020 RSUs under the Extreme Networks, Inc. 2005 Equity Incentive Plan to members of the Company’s management, including the executive officers below (the “RSU Awards”). The following table sets forth the maximum number of RSUs that may be earned by each named executive officer. The RSU Awards are in lieu of any cash bonus for management for Fiscal 2010.

The primary purpose of the RSU Awards is to retain talented management and encourage attainment of performance targets. Approximately 43% of each grant vests on August 15, 2010, and approximately 57% of each grant vests dependent upon the attainment of revenue and operating income goals for the second half of Fiscal 2010.

Participant	Title	Number of RSUs
Bob L. Corey	Senior Vice President and Chief Financial Officer and Acting President and Chief Executive Officer	157,500
Helmut Wilke	Senior Vice President, Worldwide Sales	52,500
Suresh Gopalakrishnan	Vice President, Engineering	79,800
Paul Hooper	Chief Marketing Officer	78,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010

EXTREME NETWORKS, INC.

By:	/s/ BOB L. COREY
Bob L. Corey
Senior Vice President and Chief Financial Officer and Acting President and Chief Executive Officer

3